PURCHASING AGREEMENT

This Purchasing Agreement is made as of the day of November j , 2005, by and among the undersigned, ROYAL SPRING WATER, INC. , a Nevada corporation, (hereinafter called "CLIENT") and AMERICAN BUSINESS FINANCE LLC, 203 E. Main, Edmond Oklahoma, 73034, a Oklahoma limited liability company (hereinafter called "PURCHASER"). CLIENT and PURCHASER agree as follows:

1. PURPOSE OF AGREEMENT.

CLIENT desires to obtain financing in the amount of up to One Million Dollars ($1,000,000) ("Purchasing Limit") by selling and assigning to PURCHASER Accounts (as hereinafter defined) at a discount below face value.

2. DEFINITIONS.

"ACCOUNT" means and includes all of CLIENT'S present and future right to payment for goods, merchandise, or inventory sold, rented, or leased, or for services rendered, including without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance. This definition shall include the definition of "accounts" as that term is used in the Uniform Commercial Code of the State where the collateral is located.

"ADVANCES" means all funds remitted to CLIENT by PURCHASER and at CLIENTS request from the sale and assignment of CLIENT'S Accounts to PURCHASER.

"BASE FEE" means Base Index plus 2%.

"BASE INDEX" means the higher of (but in no event less than 8.25% per annum):

(A) the highest prime rate published daily in The Wall Street Journal under "Money Rates" or in such other nationally published source as PURCHASER may, from time to time hereafter, reasonably designate in writing, whether such rate is actually ever charged or paid; or

(B) in the event governmental actions are instituted that unduly control market forces, the rate for 90-day dealer-placed commercial paper (or the mid-point in the range of such rate, if more than one rate is published), as then most recently quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of The Wall Street Journal under "Money Rates" or in such other nationally published source as PURCHASER may, from time to time hereafter, reasonably designate in writing

"CUSTOMER" means CLIENT'S customer or the account debtor.

"COLLATERAL" means the intangible or tangible property given as security to PURCHASER by CLIENT for any obligations and liabilities of CLIENT to PURCHASER under this Agreement.

"CUSTOMER DISPUTE" means any claim by a Customer against CLIENT, of any kind whatsoever, valid or invalid, that reduces or potentially reduces the amount collectible from Customer by PURCHASER.

"LIABILITIES" means any and all advances, obligations and indebtedness of CLIENT to PURCHASER of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect and whether arising or existing underwritten or oral agreement or by operation of law.

3. PURCHASE: GENERAL TERMS.

3.1 Purchasing Fee. CLIENT agrees to offer and PURCHASER agrees to buy Accounts from CLIENT at a discount (purchasing fee) of 1.5%. Such fee shall be charged against CLIENT'S reserve account. An additional discount of 0.25% will be charged on any invoice remaining open more than 60 days. Should CLIENT sell to PURCHASER more than $200,000 but less than $400,000 in invoices in any month, the purchasing fee will be 1.30%. Should CLIENT sell to PURCHASER more than $400,000 in invoices in any month, the purchasing fee will be 1.10%

3.2 Reserve. PURCHASER may reserve and withhold an amount in a reserve account equal to 20% of the gross face amount of all Accounts purchased ("Reserve Account"). Said Reserve Account may be held by PURCHASER and applied by PURCHASER against charge-backs or any obligations of CLIENT to PURCHASER, and said Reserve Account is not due and payable to CLIENT until any and all potential obligations owing by CLIENT to PURCHASER or reasonably anticipated claims are fully paid and satisfied. CLIENT gives to PURCHASER a security interest in this Reserve Account, which secures all obligations arising under this Agreement.

3.3  Approval. PURCHASER reserves the right not to purchase an Account unless such Account is first submitted to PURCHASER by CLIENT for approval. PURCHASER is not obligated to buy any Account from CLIENT.

3.4  Sole Property. Upon the purchase of an Account by PURCHASER, all payments on said Accounts shall be the sole property of PURCHASER. Any interference by CLIENT with this payment will result in civil and/or criminal liability.

3.5 Additional Fees/Discounts and Reserve Program.PURCHASER will fund to CLIENT up to 80% of the face value of each Account. The reserve will be deducted by PURCHASER from the Accounts at the time of purchase. Additional fees/discounts may be taken by PURCHASER from the Reserve Account as described in (A) through (E) below.

PURCHASER retains the right in its sole absolute discretion, and in respect of which PURCHASER shall have no liability, to revise said reserve from time to time if in PURCHASER'S judgment it is necessary to protect CLIENT with regard to any obligations owing by CLIENT to PURCHASER, or to protect PURCHASER against possible returns, claims or defenses of CLIENT'S Customers or any other contingencies.

(A)
CLIENT shall pay PURCHASER a charge based on the daily balance of outstanding Advances multiplied by the Base Fee. The fee shall be computed on the basis of actual days elapsed and a 360-day year. The Base Index in effect shall be determined by PURCHASER on a daily basis, with adjustments to such BASE INDEX to be made on the same date as any change in the Base Index is determined by PURCHASER, which index shall be used in computing the Base Fee which is payable until the next announced change in the Base Index. Such fee will be calculated monthly and charged against CLIENT'S Reserve Account.

(B)
The net balance of reserve funds shall be paid in accordance with the provisions of Article 3.2. The reserve releases will be made available by PURCHASER to CLIENT an each business day of each month. Reserve releases are made only on Accounts that are paid by Customers, or charged back, repurchased or otherwise settled by CLIENT in full.

If an Event of Default has occurred and is continuing, or, in the event CLIENT shall cease selling Accounts to PURCHASER, PURCHASER shall not pay the amount in the Reserve Account until all Accounts have been collected or Purchaser has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all sums due PURCHASER hereunder have been paid.

(C)	Concurrent with execution and acceptance of this Agreement, CLIENT will pay to PURCHASER a documentation and closing fee of $1,000.00. The closing fee shall be payable on the initial purchase date.

(D)
CLIENT agrees to pay PURCHASER a facility fee of 0.50% of the Purchasing Limit at funding. The facility fee shall be charged against the CLIENT'S Reserve Account at the beginning of year two (2) and, upon renewal, all subsequent years thereafter.

3.6 Minimum Purchasing Fees. It is agreed by and between CLIENT and PURCHASER that, in consideration of the facility granted herein, CLIENT will sell to PURCHASER a minimum of One Hundred Twenty-Five Thousand Dollars ($I25,000) of Accounts per month. In the event CLIENT fails to sell to PURCHASER the minimum Accounts required herein and PURCHASER, therefore, does not receive the minimum Purchasing Fees as set forth herein in any month, CLIENT shall remit to PURCHASER the difference between the fees earned and the minimum Purchasing Fees required herein. The minimum amount charged will be calculated by subtracting the amount sold from the minimum and multiplying by the Purchasing Fee.

3.7 Required Forms. When CLIENT offers Accounts to PURCHASER for sale, PURCHASER shall receive documentation which corresponds with said invoice(s), appropriate to the business of CLIENT, as required by PURCHASER from time to time. CLIENT will submit a minimum of one (1) Schedule of Accounts per week.

3.8 Receipt of Payment. In the event CLIENT (or any of its affiliates, subsidiaries, shareholders, directors, officers, employees, agents or those persons acting for or in concert with CLIENT) shall receive any cash, checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral, no later than the first business day following receipt thereof, CLIENT shall deliver the same or cause the same to be delivered to PURCHASER, at PURCHASER' S account at a bank for the deposit of such payments, and, thereafter, CLIENT shall (1) deposit or cause the same to be deposited, in kind, in the special account so established by PURCHASER for application on account of the Liabilities as provided in Section 3.9 below and (ii) maintain copies of checks and, upon request, forward to PURCHASER, on a daily basis, copies of all checks or other items of payment and deposit slips related thereto, together with a collection report in form and substance satisfactory to PURCHASER. All cash payments and all checks, drafts, or similar items of payment by or for the account of CLIENT shall be the sole and exclusive property of PURCHASER immediately upon the earlier of the receipt of such items by PURCHASER or the receipt of such items by CLIENT. Provided, however, that (1) for the purpose of computing fees hereunder such items shall be applied by PURCHASER on account of the Liabilities five business days after same have been deposited into PURCHASER' S operating bank account, and (ii) no such item received by PURCHASER shall constitute payment to PURCHASER unless such item is actually collected by the bank at which PURCHASER maintains its operating account and such collection is credited to PURCHASER' S account. In the event CLIENT elects to deliver to PURCHASER on account of the Liabilities payment other than by good funds, such payment shall be applied by PURCHASER on account of the Liabilities five business days after the date the same is deposited into PURCHASER' S operating bank account. Notwithstanding anything to the contrary herein, all such items of payment shall, solely for the purpose of determining the occurrence of an Event of Default, be deemed received upon actual receipt by PURCHASER, unless the same is subsequently dishonored for any reason whatsoever. All payments made by or on behalf of and all credits due any CLIENT maybe applied and reapplied in whole or in part to any of the Liabilities to the extent and in the manner PURCHASER deems advisable.

3.9 Application of Payments and Collections. CLIENT irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by PURCHASER from or on behalf of CLIENT, and CLIENT does hereby irrevocably agree that PURCHASER shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by PURCHASER or its agent against the Liabilities, in such manner as PURCHASER may deem advisable, notwithstanding any entry by PURCHASER upon any of its books and records.

3.10 Repurchase of Accounts. CLIENT will repurchase from PURCHASER any and all Accounts not paid within 90 days from date of invoice at One Hundred Percent (100%) face value in one of the following manners or combination thereof at PURCHASER'S option: (1) By submitting new Accounts, (2) By deducting said amount from the Reserve Account due CLIENT, or (3) By requesting payment from CLIENT. All short payments, discounts and any other obligations CLIENT may have to

PURCHASER will be deducted in the same manner.

Notwithstanding the repurchase of an Account by CLIENT, any such Account so repurchased shall remain as Collateral in which the security interest of PURCHASER shall continue as provided for under this Agreement.

3.11 Reimbursable Expenses. PURCHASER incurs certain routine expenses and audit fees in the course of performing its functions with respect to the Accounts, a portion of which PURCHASER shall be entitled to deduct from the reserve account. However, PURCHASER shall not be entitled to any deductions for routine expenses not specifically listed in this paragraph. The following is an itemization of the routine deductions to which PURCHASER shall be entitled: all travel expenses of auditors to CLIENT'S place of business, long distance telephone charges, legal fees incurred in collecting the Accounts, postage, creditreporLs, wire transfers, overnight mail delivery, internet reporting fees, UCC searches, judgment searches, tax lien searches, filing fees, ACH transfers, incoming wires, returned items, bank charges, over line fees and over advance fees.

3.12 Notification. CLIENT shall notify and inform all Customers that the Customers must make payments directly to a lockbox under PURCHASER'S control. Further, CLIENT hereby authorizes PURCHASER, in PURCHASER'S sole discretion, to notify any customer of CLIENT of the purchase of Customer's Account by PURCHASER.

3.13 Assignment. CLIENT shall from time to time sell, transfer and assign Accounts to PURCHASER and said Accounts shall be identified by separate and subsequent written assignments on a form to be provided to CLIENT by PURCHASER.

3.14 Double Payments. Should PURCHASER receive a double payment on an Account or other payment which is not identified, PURCHASER shall carry these sums as open items and shall return them to said Payer upon proper identification. After six months following receipt of such payments, PURCHASER may, if it so elects, consider such payment or unidentified items as credits towards any outstanding obligations of CLIENT.

3.15 Maximum Account. The outstanding amount in CLIENT'S account with PURCHASER (that is, amounts advanced by PURCHASER to CLIENT) shall not exceed the amount of One Million Dollars ($500,000.00) during the term of this Agreement.

4. TERMINATION

The initial Termination Date shall be twenty four months from the date of the initial purchase of Accounts by PURCHASER hereunder (the "Termination Date") and this Agreement shall be automatically renewed for successive periods of twelve months (the "Renewal Date") unless terminated as follows:

(a) PURCHASER may terminate the Agreement at any time after the date of this Agreement by giving CLIENT thirty (30) days prior written notice of such termination, by certified mail; or

(b) CLIENT may terminate this Agreement on the Termination Date or any Renewal Termination Date by giving PURCHASER ninety (90) days prior written notice of such termination, by certified mail: or

(c) After the end of the first year of this Agreement, and upon renewal, CLIENT may terminate this Agreement by giving PURCHASER irrevocable written notice of its intent to make such termination at least ninety (90) days prior thereto, provided, that, in order for notice of such termination by CLIENT to become effective, CLIENT shall, on the date specified for such termination, pay to PURCHASER, in cash or by federal wire transfer, the total amount of the Liabilities outstanding to the date of such termination, and CLIENT shall also pay to PURCHASER, as liquidated damages, an amount equal to 5% of the Purchasing Limit.

(d) Upon the occurrence of any Event of Default by CLIENT or termination, however occurring, PURCHASER may terminate this Agreement immediately, without notice. Upon the effective date of termination, whether such termination is pursuant to the occurrence of an Event of Default or otherwise, all obligations shall become immediately due and payable without notice or demand, including any and all minimums fees provided herein.

(e) Upon termination, however occurring, CLIENT covenants and agrees that CLIENT shall deliver to PURCHASER such documents, agreements, releases and indemnification's as PURCHASER may require in order to release and indemnify PURCHASER from any and all claims and causes of action arising out of this Agreement. CLIENT covenants and agrees that PURCHASER shall be under no obligation to release its lien and security interest in the Collateral until such time as PURCHASER has received such documentation.

No termination of this Agreement, however occurring, shall affect the Liabilities and obligations of CLIENT or the rights, powers and remedies of PURCHASER under this Agreement or the security interest granted PURCHASER hereunder with respect to existing or future Collateral, until all Liabilities have been paid in full.

5. GRANT OF SECURITY INTEREST.

5.1 To induce PURCHASER to enter into this Agreement, CLIENT gives to PURCHASER as Collateral for the repayment of any and all its obligations and Liabilities to PURCHASER a security interest in CLIENT'S present and future accounts, instruments, documents, chattel paper, general intangibles, deposit accounts, investment property, commercial tort claims, letter of credit rights, letters of credit and inventory, as more fully described as follows: (hereafter collectively called Collateral): (a) all Accounts, whether now existing or hereafter arising; all chattel papers, documents and instruments, whether now existing or hereafter arising relating to Accounts; all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to Accounts or such chattel papers, documents and instruments, (b) all general intangibles of any kind, whether now existing or hereafter arising; all chattel papers, documents and instruments whether now existing or hereafter arising relating to general intangibles; all rights now or hereafter existing in and to all security agreements, leases, and contracts securing or otherwise relating to general intangibles or such chattel papers, documents and instruments; and (c) the proceeds, products, additions to, substitutions for and accessions of any property described in subparagraphs (a) and (b) above.

6. WARRANTIES AND COVENANTS BY CLIENT.

CLIENT warrants and/or covenants that during the term of this Agreement and so long as any Liabilities or obligations to PURCHASER remain unpaid that:

(a) CLIENT is a Nevada corporation duly organized, existing, and in good standing under the laws of the state or country of its incorporation, as represented at the beginning of this Agreement, qualified or licensed to do business in all other countries, states and provinces in which the laws thereof require CLIENT to be so qualified and/or licensed;

(b) CLIENT has not, during the preceding five (5) years, been at any other location or known as or used any other corporate or fictitious name, except as disclosed to PURCHASER.

(c) CLIENT has the corporate power and authority to make, deliver and perform this Agreement and the other agreements hereunder and has taken all corporate action necessary to be taken by it to authorize the sale of its Accounts on the terms and conditions of this Agreement;

(d) CLIENT'S business is solvent.

(e) CLIENT will file all federal, state and local tax returns and other reports CLIENT is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and other similar charges, and pay promptly, when due, all such taxes, assessments, and other charges.

(f) To the best of CLIENT'S information and knowledge, each Customer's business is solvent,

(g)  CLIENT is, at the time of purchase by PURCHASER, the lawful owner of and has good and undisputed title to the Accounts purchased by PURCHASER.

(h) Each Account offered for sale to PURCHASER is an accurate and undisputed statement of obligations by Customer to CLIENT for a sum certain which is due and payable in thirty days or less or on such other terms, as are acceptable to PURCHASER in its discretion, which are expressly set forth on the face of all invoices.

(I) Each Account offered for sale to PURCHASER is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by CLIENT to Customer.

(j) CLIENT does not own, control or exercise dominion over, in any way whatsoever, the business of any Customer or the Accounts to be purchased by PURCHASER.

(k) All financial records, statements, books or other documents shown to PURCHASER by CLIENT at any time, either before or alter the signing of this Agreement are true and accurate.

(I) CLIENT shall not, under any circumstances or in any manner whatsoever, interfere with any of PURCHASER'S rights under this Agreement.

(m) CLIENT shall offer all of its Accounts to PURCHASER and will not purchase or sell Accounts except to PURCHASER for the period of this Agreement.

(n) Except as permitted by PURCHASER, CLIENT will not transfer, pledge or give a security interest in nor permit any lien upon any of its Collateral to any other party.

(o) CLIENT shall not change or modify the terms of an original Account with any Customer unless PURCHASER first consents to such change in writing. For example, CLIENT may not extend credit to a Customer beyond thirty days without prior written consent from PURCHASER.

(p) CLIENT will maintain such insurance covering CLIENT'S business and/or the property of CLIENT'S Customers as is customary for businesses similar to the business of CLIENT and, at the request of PURCHASER, name PURCHASER as loss payee of such insurance.

(q) CLIENT will notify PURCHASER, in writing, at least thirty (30) days prior thereto of CLIENT'S opening of any new office, Collateral location or one place of business, or prior to the closing of CLIENT'S existing office or Collateral locations.

(r)  CLIENT will immediately notify PURCHASER of any proposed or actual change of CLIENT'S name, location, identity, legal entity or corporate structure.

(s) CLIENT will, when requested by PURCHASER, execute any written instruments and do any other things necessary to effectuate more fully the purposes and provisions of this Agreement, including without limitation, executing and filing financing statements in form and substance satisfactory to PURCHASER.

(t) All of the Collateral is owned by CLIENT alone, free and clear of all liens, claims, security interest(s) or encumbrances except those granted to PURCHASER or those specifically disclosed in writing to PURCHASER.

(u) CLIENT will furnish PURCHASER upon request satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements.

(v) CLIENT will promptly notify PURCHASER of any attachment or any other legal process levied against CLIENT or any of CLIENT'S Customers known to CLIENT.

(x) CLIENT will, immediately upon safe of Accounts to PURCHASER, make proper entries on its books and records disclosing the absolute sale of said Accounts to PURCHASER.

(y) CLIENT' S Federal Employment identification Number is 001A   _____________ It -)

(z) CLIENT will not offer its inventory as security for any loan or obligation. Client will not permit any lien or encumbrance of its inventory.

7. DISPUTED ACCOUNTS.

7.1 Payment. CLIENT will immediately pay to PURCHASER the full amount of any Account subject Loa Customer Dispute of any kind whatsoever.

7.2 Charge-Back. I f CLIENT does not fully settle a Customer Dispute with immediacy, PURCHASER may, in addition to any other remedies under this Agreement, charge or sell back the Account to CLIENT.

7.3 Invoicing Error. Mistaken, incorrect and erroneous invoicing, submitted by CLIENT to PURCHASER may at PURCHASER'S discretion be deemed an Account subject to a Customer Dispute and be charged-back to CLIENT.

7.4 Notice and Settlement, CLIENT must immediately notify PURCHASER of any disputes between Customer and CLIENT. PURCHASER may settle any dispute directly with Customer. Such settlement does not relieve CLIENT of final responsibility for payment of such Account.

8. DISPOSAL OF DOCUMENTS.

CLIENT authorizes PURCHASER, in its sole discretion, to make computer images of or to dispose of any documents, schedules, invoices or other papers delivered to PURCHASER in connection with this Agreement at any time after said documents, schedules, invoices or other papers have been delivered to PURCHASER.

9. HOLD IN TRUST.

CLIENT agrees that any payments sent directly to CLIENT on purchased accounts are the sole and exclusive property of PURCHASER. In such circumstance CLIENT promises not to negotiate said check or other forms of payment, but to hold same in trust and safekeeping for the benefit of PURCHASER and to turn over to PURCHASER the exact form of payment received. That is, CLIENT agrees to turn over to PURCHASER immediately in kind any such check or other form of payment(s) which are property of PURCHASER.

In the event CLIENT receives a check, or other form of payment owing to PURCHASER, but some portion of said payment is owing to CLIENT, CLIENT agrees to turn over said payment in kind to PURCHASER, and PURCHASER will remit CLIENT'S portion thereof, provided that CLIENT is not indebted to or in Default with PURCHASER.

10. FINANCIAL RECORDS; AUDITS.

10.1 CLIENT shall keep books of accounts and prepare financial statements and shall cause to be furnished to PURCHASER the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles, unless CLIENT'S certified public accountants concur in any changes therein and such changes are disclosed to PURCHASER and are consistent with then generally accepted accounting principles): (1) as soon as available, but not later than forty-five (45) days after the close of each fiscal year of CLIENT hereafter, reviewed financial statement of CLIENT, including balance sheet, income statement, as at the end of such year provided by a firm of independent certified public accountants reasonably acceptable to PURCHASER and selected by CLIENT; (ii) as soon as available, but not later than thirty (30) days after the end of each month hereafter, an unaudited balance sheet, a year-to-date income statement, fairly presenting the financial position and results of operations of CLIENT for such period; and (iii) such other data and information (financial and otherwise) as PURCHASER, from time to time, may reasonably request, bearing upon or related to the Collateral, CLIENT'S financial condition and/or results of operations;

10.2 PURCHASER (by any of its officers, employees or agents) shall have the right, at any time during CLIENT's usual business hours, to inspect any of the business locations or premises of CLIENT, the Collateral, all books and records related to the Accounts or the collection thereof as well as those related to CLIENT's general business and financial condition, and the right at any time to discuss CLIENT's affairs and finances and the Accounts with any attorney, accountant, creditor or Customer of CLIENT.

11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default", (a) CLIENT shall receive payment on any Account and fails to deliver said payment to PURCHASER; (b) CLIENT or any person that is a guarantor of CLIENT shall fail to pay any obligations to PURCHASER when due and payable or declared due and payable; (c) CLIENT shall breach any term, provision, covenant, warranty or representation under this Agreement, or under any other agreements, contracts between CLIENT and PURCHASER or obligation of CLIENT to PURCHASER; (d) the appointment of any receiver or trustee of all or a substantial portion of the assets of CLIENT; (e) CLIENT shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors or /hall voluntarily file under any bankruptcy or similar law; (I) any involuntary petition in bankruptcy shall be filed against CLIENT and not be dismissed within 60 days; (g) any levies of attachment, executions, tax assessments or similar process shall be issued against the Collateral and shall not be released within ten days thereof, (h) any financial statements, profit and loss statements, borrowing certificates or schedules, or other statements furnished by CLIENT to PURCHASER prove false or incorrect in any material respect; (1) CLIENT shall refuse to provide any financial statements, profit and loss statements, borrowing certificates or schedules, or other statements required by PURCHASER; (j) any guarantor of the liabilities and obligations shall be in default under any agreements to which it is a party, or demand is made on any such guarantor under the terms of any guaranty to which guarantor is a party; or (k) there shall occur any change in the ownership of CLIENT.

11.2 Remedies. Upon and after an Event of Default, PURCHASER shall have the following rights and remedies: (a) All of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and non exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in all of the other agreements; (b) The right to open mail to CLIENT and collect any and all amounts due CLIENT from Account Debtors; (c) The right to (I) enter upon the premises of CLIENT, without any obligation to pay rent, through self-help and without judicial process, without first obtaining a final judgment or giving CLIENT notice and opportunity for a hearing on the validity of PURCHASER'S claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of PURCHASER or any agent of PURCHASER, for such time as PURCHASER may desire, in order to effectively collect or liquidate the Collateral, and/or (ii) require CLIENT to assemble the Collateral and make it available to PURCHASER at a place to be designated by PURCHASER, in its sole discretion; (d) The right to (I) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all the CLIENT'S rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts; (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 3.9; (ix) prepare, File and sign CLIENT'S name on any proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign CLIENTS name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (xi) do all acts and things necessary, in PURCHASER'S sole discretion, to fulfill CLIENT'S obligations under this Agreement; (xii) endorse the name of CLIENT upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and inventory; (xiii) use CLIENT'S stationery and sign the name of CLIENT to verifications of the Accounts and notices thereof to Account Debtors; (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and inventory to which CLIENT has access; (xv) require CLIENT to repurchase the uncollected Accounts; (xvi) cease purchasing Accounts from CLIENT; and (xvii) reduce the advance rate on eligible Accounts; (e) The right to (I) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as PURCHASER, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time, with or without notice; (iii) conduct such sales on CLIENT'S premises or elsewhere and use CLIENT'S premises without charge for such sales for such time or times as PURCHASER may see fit; (iv) use, in connection with any assembly or disposition of the Collateral, without charge, CLIENT'S labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral used by CLIENT and PURCHASER may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by PURCHASER for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral and second to liabilities and obligations owed PURCHASER by CLIENT. If any deficiency shall arise, CLIENT shall remain liable to PURCHASER therefore.

12. MISCELLANEOUS.

12.1 Conditions of Initial Advance. The obligation of PURCHASER to make any Advances under the Agreement on the closing date is subject to the satisfaction of the following conditions precedent: (a) All Uniform Commercial Code financing statements required, or in PURCHASER'S opinion, advisable to be filed in order to create, in favor of PURCHASER, a perfected lien on the Collateral with respect to which a lien can be perfected by means of filing a Uniform Commercial Code financing statement, shall have been properly riled in each office in each jurisdiction in which such filings are required or, in PURCHASER'S opinion, advisable; and (b) All other documents and legal matters in connection with the transactions contemplated by the Agreement and the other agreements shall be satisfactory in form and substance to PURCHASER and its counsel.

12.2 Expenses and Attorneys' Fees.

CLIENT agrees to pay to PURCHASER all costs and expenses (including without limitation the reasonable attorney's fees of PURCHASER'S legal counsel) incurred by PURCHASER in connection with the documentation, interpretation and enforcement of PURCHASER'S rights under this Agreement, any other documents executed in connection with this Agreement, and all amendments, modifications and supplements thereof or thereto.

12.3 Power of Attorney. In order to carry out this Agreement and avoid unnecessary notification to Customers, CLIENT irrevocably appoints PURCHASER, or any person designated by PURCHASER, its special attorney in fact, or agent, with power of substitution, and with power to: (a) strike out CLIENT'S address on all invoices, accounts, etc. mailed to Customers and insert PURCHASER'S address; (b) receive, open and dispose of all mail addressed to CLIENT or to CLIENT'S fictitious trade name via PURCHASER'S address; (c) endorse the name of CLIENT or CLIENT'S fictitious trade name on any checks or other evidences of payment that may come into the possession of PURCHASER on Accounts purchased by PURCHASER or pursuant to Default and on any other documents relating to any of the Accounts or to Collateral; (d) in CLIENT'S name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on Accounts; (e) compromise, prosecute, or defend any action, claim or proceeding as to said Accounts; (f) upon the happening of an event of Default notify the Post Office authorities to change the address for delivery of mail addressed to CLIENT to such address as PURCHASER may designate; (g) sell in whole or in part for cash, credit or property to others or to itself at any public or private with respect to or otherwise deal with any of the Collateral as fully and completely as if PURCHASER were the absolute owner thereof; (h) from time to time offer a trade discount to CLIENT'S Customers; (1) do any and all things necessary and proper to carry out the purpose intended by this Agreement. The authority granted PURCHASER shall remain in full force and effect until all assigned Accounts are paid in full and any obligations of CLIENT to PURCHASER is discharged.

12.4  Hold Harmless. CLIENT shall hold PURCHASER harmless against any Customer's dissatisfaction arising from PURCHASER'S collecting or attempting to collect any Accounts.

12.5 Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement and in the other agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other agreements shall in any way affect or impair the powers, obligations, duties, rights and Liabilities of CLIENT or PURCHASER in anyway or respect relating to: (a) Any transaction or event occurring prior to such termination or cancellation; (b) The Collateral; and/or (c) Any of the undertakings, agreements, covenants, warranties and representations of CLIENT or PURCHASER contained in this Agreement or the other agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

12.6 Binding on Future Parties. This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties to it, but nothing herein shall be interpreted or construed as consenting to or otherwise authorizing the assignment of the Agreement by CLIENT.

12.7 Cumulative Rights., All rights, remedies and powers granted to PURCHASER in this Agreement, or in any note or other agreement given by CLIENT to PURCHASER, are cumulative and may be exercised from time to time as to all or any part of the pledged Collateral as PURCHASER in its discretion may determine.

12.8 Written Waiver. PURCHASER may not waive its rights and remedies unless the waiver is in writing and signed by PURCHASER. A waiver by PURCHASER of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

12.9  Invalid Provisions. If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

12.10 Governing Law: Jurisdiction; Venue, Waiver of Jury Trial and Service of Process.

(A) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE, AND CLIENT HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN OKLAHOMA COUNTY, OKLAHOMA, AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON CLIENT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE CERTIFIED MAIL DIRECTED TO CLIENT AT ITS ADDRESS AS IT APPEARS AT THE FOOT OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U. S. MAILS, CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID. CLIENT WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENT, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT PURCHASER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST CLIENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF day of November, 2005. ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PART TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.11 Entire Agreement. This instrument contains the entire Agreement between the parties. Any addendum or modification hereto will be in writing, signed by both parties and attached hereto.

IN WITNESS WHEREOF, the parties hereunto have set their hand and seal as of the day and year specified at the beginning hereof

ROYAL SPRING WATER, INC.

Alex Hazan
Its: President and Secretary

SEAL

Accepted this 2 day of
Po utr o ber , 20 ob , at
Edmond, Oklahoma.

"PURCHASER"

AMERICAN BUSINESS FINANCE
LLC 203 E. Main
Edmond, Oklahoma 7303.4

THE STATE OF  __________ ~Y _______  !

THE COUNTY OF   ____________________________

BEFORE ME, the undersigned authority, on this date personally appeared Alex Hazan, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL this

day of November, 2005.